                                                                     EXHIBIT 15B

                                                                       CONFORMED


July 18, 1994


Chrysler Corporation
12000 Chrysler Drive
Highland Park, Michigan

   We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Corporation and consolidated subsidiaries for the periods ended June 30, 1994 and 1993, as indicated by our report dated July 14, 1994. Because we did not perform an audit, we expressed no opinion on that information.

   We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, is incorporated by reference in the following Registration Statements:

           Registration
Form       Statement No.                   Description
- - ---------- ---------------      -------------------------------------
 S-8         33-5588            Chrysler Salaried Employees' Savings Plan

 S-8         33-6117            Chrysler Corporation Stock Option Plan

 S-3         33-13739           Chrysler Corporation Common Stock deliverable to Selling stockholder named therein

 S-3         33-15716           Chrysler Corporation Common Stock deliverable to Selling stockholders named therein

 S-8         33-15544           Chrysler Corporation Common Stock deliverable pursuant to the 1972 and
             (Post-Effective    1980 American Motors Corporation Stock Option Plans
             Amendment No. 1)

 S-3         33-15849           Chrysler Corporation Debt Securities

 S-3         33-22233           Chrysler Corporation Common Stock deliverable to Selling stockholders named therein

 S-3         33-39688           Chrysler Corporation Common Stock deliverable to Selling stockholders named therein

 S-8         33-47986           Chrysler Corporation 1991 Stock Compensation Plan

 S-3         33-59294           Chrysler Corporation Common Stock deliverable to Selling stockholders named therein

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE
Detroit, Michigan